UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 27, 2016

RECON TECHNOLOGY, LTD

(Exact name of registrant as specified in charter)

Cayman Islands	001-34409	N/A
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Room 1902, Building C, King Long International Mansion

No. 9 Fulin Road

Beijing, 100107

People’s Republic of China

 (Address of Principal Executive Offices) (Zip code)

(86) 10-84945799

 (Registrant’s Telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08 Shareholder Director Nominations.

On May 27, 2016, the Board of Directors of Recon Technology, Inc. (the “Company”) scheduled its 2015 annual meeting of stockholders (the “2015 Annual Meeting”) for June 30, 2016, which date is more than 30 days from the anniversary date of the Company’s 2014 annual meeting of stockholders.

The Company has set a deadline of June 6, 2016 for the receipt of stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for inclusion of the company’s proxy materials for the 2015 Annual Meeting, which date the Company has determined to be a reasonable time before it expects to begin to print and send out its proxy materials. In order to be considered timely, any such proposal must be received by the Company at its principal executive offices at Room 1902, Building C, King Long International Mansion, No. 9 Fulin Road, Beijing 100107, People’s Republic of China, and addressed to the attention of the corporate secretary, no later than 5 pm Beijing Time on June 6, 2016. Any such proposal must also meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the proxy materials for the 2015 Annual Meeting.

In addition, in accordance with the Company’s bylaws (the “Bylaws”), stockholders who intend to submit a proposal regarding a director nomination at the 2015 Annual Meeting must ensure that notice of any such proposal (including certain additional information specified in the Bylaws) is received by the corporate secretary at the Company’s principal executive offices at Room 1902, Building C, King Long International Mansion, No. 9 Fulin Road, Beijing 100107, People’s Republic of China, and addressed to the attention of the corporate secretary no later than 5 pm Beijing Time on June 6, 2016. The deadline will also apply in determining whether notice is timely for purposes of exercising discretionary voting authority with respect to proxies for purposes of Rule 14a-4(c) under the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RECON TECHNOLOGY, LTD.

Date: May 27, 2016	By:	/s/ Liu Jia
Name: Liu Jia
Title: Chief Financial Officer